SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 17, 2006

SILICON GRAPHICS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-10441	94-2789662
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Crittenden Lane Mountain View, CA	94043-1351
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 960-1980

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory note

As previously disclosed, on May 8, 2006, Silicon Graphics, Inc. (the “Company”) and certain of its subsidiaries (collectively with the Company, the “Debtors”) filed voluntary petitions for reorganization under chapter 11 of title 11, United States Code (the “Bankruptcy Code”), in the United States Bankruptcy Court for the Southern District of New York (the “Court”) (Case Nos. 06-10977 (BRL) through 06-10990 (BRL)) (the “Reorganization”). On September 19, 2006, the Debtors’ First Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, as Modified (the “Plan”) was confirmed by the Court and on October 17, 2006 (the “Effective Date”), the Plan became effective under the Bankruptcy Code.

Information regarding the Plan is contained in the Company’s Current Report on Form 8-K filed September 19, 2006, which is incorporated herein by reference.

Item 1.01	Entry into a Material Definitive Agreement.

Registration Rights Agreement

On the Effective Date, in connection with and as contemplated by the Plan, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”), dated as of October 17, 2006, with certain stockholders of the Company, including Watershed Capital Partners, L.P., Watershed Capital Institutional Partners, L.P., Watershed Capital Partners (Offshore), Ltd., QDRF Master Ltd., Quadrangle Debt Recovery Income Fund Master Ltd., Quadrangle Debt Opportunities Fund Master Ltd., and Encore Fund, L.P. Pursuant to the Plan, each holder (“Holder”) of an Allowed Secured Note Claim or Allowed Cray Unsecured Debenture Claim, as such terms are defined in the Plan, that received a distribution pursuant to the Plan of 7.5% or greater of the common stock of the Company (the “Registrable Securities”) is entitled to receive certain registration rights under the Registration Rights Agreement (each such Holder and any future holder of Registrable Securities who becomes a party to the Registration Rights Agreement, a “Registration Rights Holder”). Pursuant to the Registration Rights Agreement, in addition to certain “piggy-back” registration rights granted to the Registration Rights Holders, certain Registration Rights Holders can also demand (each, a “Demand Registration”) under certain circumstances that the Registrable Securities be registered under the Securities Act of 1933, as amended (the “Securities Act”), in each case subject to the terms and conditions of the Registration Rights Agreement. The Registration Rights Holders on the date the Registration Rights Agreement was entered into are entitled to request no more than six (and no more than two per Registration Rights Holder) fully marketed underwritten offerings pursuant to Demand Registrations.

The Company is also required to file a shelf registration statement (the “Shelf Registration Statement”) within ten days after the Company becomes eligible to file a registration statement on Form S-3. Upon the Shelf Registration Statement being declared effective by the Securities and Exchange Commission, the rights of the Registration Rights Holders to Demand Registrations will be suspended, and such rights to Demand Registrations will cease if the Shelf Registration Statement remains effective for three years, subject to certain exceptions.

The Registration Rights Agreement will terminate upon the earliest to occur of (i) the ten-year anniversary of the Registration Rights Agreement, (ii) when all shares of Registrable Securities have been sold, (iii) when, in the opinion of counsel to the Registration Rights Holders, all outstanding Registrable Securities may be resold without registration under the Securities Act pursuant to Rule 144(k) under the Securities Act or any successor provision thereto, or (iv) Registrable Securities representing 50% of the Registrable Securities agree, by written consent, to terminate the Registration Rights Agreement.

The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the Registration Rights Agreement, which is incorporated herein by reference and attached hereto as Exhibit 10.1.

Credit Agreement

On the Effective Date, the Company, Silicon Graphics Federal, Inc. and Silicon Graphics World Trade Corporation (collectively, the “Borrowers”) entered into a Senior Secured Credit Agreement, dated as of October 17, 2006 (the “Credit Agreement”), with the lenders from time to time party thereto (collectively, the “Lenders”), Morgan Stanley Senior Funding, Inc., as administrative agent, bookrunner and lead arranger and General Electric Capital Corporation, as revolving agent, syndication agent and collateral agent (in such capacity, the “Revolving Agent”). The Credit Agreement provides for a term loan to the Borrowers in the aggregate amount of $85,000,000 and a revolving credit facility with availability in an amount not to exceed $30,000,000, and is secured by certain assets of the Borrowers. The interest rate under the Credit Agreement with respect to the term loan is a rate equal to, at the Company’s option, (i) the LIBOR Rate (as determined by the Revolving Agent) plus 700 basis points or (ii) the higher of (x) the rate of interest quoted by the Wall Street Journal as the “base rate on corporate loans posted by at least 75% of the nation’s 30 largest banks” and (y) the rate that is 50 basis points in excess of the Federal Funds Rate, in either case plus 575 basis points. The interest rate under the Credit Agreement with respect to the revolving advances is a rate equal to, at the Company’s option, (i) the LIBOR Rate (as determined by the Revolving Agent) plus 300 basis points or (ii) the higher of (x) the rate of interest quoted by the Wall Street Journal as the “base rate on corporate loans posted by at least 75% of the nation’s 30 largest banks” and (y) the rate that is 50 basis points in excess of the Federal Funds Rate, in either case plus 175 basis points. Upon an event of default, the then current interest rate for all loans and advances under the Credit Agreement is increased by two percentage points.

The Credit Agreement contains customary affirmative and negative covenants and certain financial covenants binding on the Company and its subsidiaries, including, without limitation, a limitation on incurring indebtedness other than certain specified types and amounts, as more fully described in the Credit Agreement.

In any fiscal year in which any sale or disposition by the Borrowers or any of their subsidiaries of property or assets (other than sales of inventory or equipment in the ordinary course of business) exceeds $3,000,000, the Borrowers are required to pay 100% of the net proceeds from any such sale or disposition to the Lenders as a prepayment on the outstanding obligations under the Credit Agreement, provided that (i) any unused portion of the $3,000,000 available in any fiscal year may carry forward into succeeding fiscal years and (ii) any proceeds from any such sale or disposition that are reinvested in the Borrowers’ business or committed to be so reinvested within 180 days after receipt shall not require a prepayment. If the Borrowers or any of their subsidiaries shall receive insurance proceeds or awards in connection with a casualty or condemnation of any of their properties, the Borrowers are required to pay 100% of the net proceeds from any such occurrence to the Lenders as prepayment on the outstanding obligations under the Credit Agreement, provided that any such proceeds, not to exceed $250,000 per occurrence or $2,500,000 in the aggregate, that are reinvested in the Borrowers’ business or committed to be so reinvested within 180 days after receipt shall not require a prepayment. The Borrowers are additionally required to pay 100% of any extraordinary receipts to the Lenders as prepayment on the outstanding obligations under the Credit Agreement, provided that any such proceeds that are reinvested in the Borrowers’ business or committed to be so reinvested within 180 days after receipt shall not require a prepayment.

The Credit Agreement shall mature and all outstanding borrowed amounts under the Credit Agreement become due on the earliest to occur of (i) October 17, 2011, or (ii) the date the Borrowers pay all of the required Lenders in full, unless terminated earlier in accordance with the terms of the Credit Agreement.

The Borrowers have also entered into a Security Agreement and Pledge Agreement, each dated as of October 17, 2006, under which the obligations of the Borrowers under the Credit Agreement are secured by certain intellectual property and other assets of the Borrowers.

The foregoing descriptions of the Credit Agreement, Security Agreement and Pledge Agreement are qualified in their entirety by reference to the Credit Agreement, Security Agreement and Pledge Agreement, which are incorporated herein by reference and attached hereto as Exhibits 10.2, 10.3 and 10.4, respectively.

Management Incentive Plan

On the Effective Date, the Silicon Graphics, Inc. Management Incentive Plan (“MIP”) became effective pursuant to the Plan. The MIP is designed to permit a committee of the Board of Directors of the Company (the “Committee”) to grant a full range of equity and cash incentive awards, including restricted stock and option awards. The purpose of the MIP is to attract, retain and motivate officers and employees of, consultants to, and non-employee directors providing services to the Company and its subsidiaries by providing them with the opportunity to acquire shares of the Company’s common stock, to receive monetary payments based on the value of such shares or to receive other equity or cash incentive compensation. The MIP will terminate ten years after the Effective Date unless sooner terminated.

Plan and Participant Share Limits

The maximum number of shares of common stock of the Company issuable under the MIP is 1,250,000 shares, all of which if the Committee so elects, may be issued as “incentive stock options”. Of the shares reserved, only 312,500 may be issued for “full value benefits”. Full value benefits are stock awards designed to provide equity compensation based on the full value of a share of stock. Full value benefits are distinguished from “appreciation benefits” which are designed to provide equity compensation based only on the appreciation of the value of a share of stock from the date of grant.

Shares are counted against the authorization only to the extent they are actually issued. Thus, awards for shares which terminate by expiration, forfeiture, cancellation, or otherwise, or are settled in cash in lieu of shares, shall result in shares being again available for grant. Also, if the exercise price or tax withholding requirements of any award are satisfied by tendering shares to the Company, or if a stock appreciation right is exercised, only the number of shares issued, net of the shares tendered, will be deemed issued under the MIP. The maximum number of shares will not be reduced to reflect (i) dividends or dividend equivalents that are reinvested into additional shares or credited as additional benefits, or (ii) shares issued in satisfaction of awards that are assumed or substituted, in connection with any merger, consolidation, acquisition of property or stock or reorganization, for awards made under another plan.

The MIP also imposes per-participant award limits. The maximum number of shares of common stock that may be granted to any person with respect to any appreciation benefits denominated in shares in any consecutive twelve month period is 250,000 shares. The maximum number of shares of common stock that may be granted to any person with respect to full value benefits denominated in shares in any consecutive thirty-six-month period is 100,000 shares. The maximum grant denominated in cash to any person in any consecutive twelve-month period is $3,000,000.

If there is a change in the Company’s common stock or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of the Company, (i) stock options and stock appreciation rights will become exercisable for the securities, cash or property they would have received had they exercised prior to such change, and (ii) to prevent dilution or enlargement of participants’ rights under the Plan, the Committee shall adjust, in an equitable manner, the number and kind of shares that may be issued and granted under the Plan, the number and kind of shares subject to outstanding awards, the exercise price applicable to outstanding awards, and the fair market value of the Common Stock and other value determinations or affected terms applicable to outstanding awards. The Committee shall also make appropriate adjustment to awards under the Plan to reflect, or relate to, such changes and to modify any other terms of outstanding awards, such as modification of performance targets. The Committee shall also make adjustments in recognition of unusual or nonrecurring events affecting the Company or its financial statements, or in response to changes in applicable law, regulations or accounting principles.

Administration

The Committee is responsible for administering the MIP and has the authority to establish rules for administration consistent with the terms of the MIP. The Committee has the sole discretion to make determinations and interpretations under the MIP and to take such action in connection with the MIP and any awards granted thereunder it deems necessary or advisable. The Committee establishes the terms and conditions of awards and has the authority to cancel awards upon a change of control of the Company.

The Committee may delegate administrative duties and powers to one or more of its members or to one or more officers, agents, or advisors. To the extent permitted by law, the Committee may also delegate to one or more officers the authority to designate employees and consultants to receive awards and determine the terms and conditions of such awards. If such authority is delegated, (i) the officer(s) shall have no authority to make awards to Section 16 insiders, (ii) the delegation shall set forth the amount of shares authorized, and (iii) the officer(s) shall report back to the Committee periodically regarding the scope and nature of awards granted.

Eligibility

Employees, non-employee directors, and consultants of the Company and its subsidiaries who are selected by the Committee are eligible to participate in the MIP. In addition, benefits awarded to non-employee directors of the Company under the MIP may be assigned, at the discretion of the Committee, to the entity that employs such non-employee director or to any of its affiliates.

Types of Awards

The Committee is authorized to grant stock options, stock appreciation rights (“SARs”), stock awards, stock units, other stock based awards, dividend equivalents and cash awards. Awards are referred to in the MIP as “Benefits”. Stock awards, stock units, other stock based awards and cash awards may be designed as “performance-based awards,” that comply with requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended.

Termination of Employment

Each award agreement will specify the effect of a holder’s termination of employment with, or service for, the Company, including the extent to which unvested portions of the award will be forfeited and the extent to which options, SARs, or other awards requiring exercise will remain exercisable. Such provisions will be determined in the Committee’s sole discretion.

Treatment of Awards upon a Change of Control

If there is a change in control of the Company, the Committee, in its discretion, may take such actions as it deems appropriate with respect to outstanding awards, including, without limitation, accelerating the exercisability or vesting of such awards, or such other actions provided in an agreement approved by the Board of Directors in connection with a change in control and such awards shall be subject to the terms of such agreement as the Committee, in its discretion, shall determine.

Under the MIP, a change in control generally is triggered if there is an acquisition of 35% or more of the voting power of all of the Company’s capital stock entitled to vote in the election of the Board of Directors, individuals on the Board cease to constitute a majority of the board, there is consummation of a merger or consolidation in which the Company or any of its subsidiaries is not the continuing or surviving corporation or pursuant to which all shares of common stock are exchanged for cash securities or other property, consummation of a complete plan of liquidation of the Company or the consummation of a sale or other disposition (in one transaction or a series of transactions) of all or substantially all of the assets of the Company.

Amendment of Awards or Plan and Awards

The Committee may at any time alter, amend, modify, suspend, or terminate the MIP or any outstanding award in whole or in part. No amendment of the MIP will be made without shareholder approval if shareholder approval is required by law. The Committee may amend the terms of any existing award provided the terms of the award so permit.

Initial Awards

Within 60 days after emergence, the Company intends to grant a portion of the authorized shares to its executive officers and other management employees, leaving the remainder of the shares to make comparable grants to incoming executive and management employees and awards to non-employee directors. Awards will be conditioned upon compliance with restrictive covenants.

Initial Stock Option Awards. The stock options will have a seven-year term and vest with respect to 25% of the grant on the first anniversary of the date of grant, and thereafter with respect to an additional 6.25% of the grant on the completion of each three month period thereafter so that the entire grant is fully vested 48 months after the date of grant.

Initial Restricted Stock Awards. The restricted stock will vest with respect to 33.4% of the award on the first anniversary of the date of grant and with respect to an additional 8.325% on the completion of each three month period thereafter so that the entire grant is fully vested 48 months after the date of grant. Any shares not vested upon termination of employment are forfeited.

Effect of Change in Control; Employment Termination. Upon a change in control, options and restricted stock become 100% vested unless the awards are assumed, converted or replaced by continuing entity. However, replacement awards are 100% vested if the grantee’s employment is terminated without cause within 12 months following the change in control.

Absent a change of control, upon a termination of employment for any reason, the awards will be treated as follows.

•	Death or Disability – Awards will be 100% vested; options may be exercised for one year following employment termination.

•	Retirement – Awards will continue to vest during the post termination period provided the grantee continues to comply with the restrictive covenants; option holders have three years following the later of retirement or vesting to exercise.

•	Termination without Cause – Awards continue to vest during any severance period; options remain exercisable for 90 days following the later of vesting or termination of employment.

•	Voluntary Resignation – Restricted stock awards are forfeited; vested options remain exercisable for 30 days or if later the expiration of any blackout period.

•	Termination for Cause – Awards are cancelled immediately upon such employment termination.

With respect to future awards, the benefits or amounts that would be received under the MIP by executive officers, nonexecutive directors and nonexecutive officer employees are discretionary and are therefore not determinable at this time. In addition, the benefits or amounts that would have been received by or allocated to such persons for the last completed fiscal year if the plan had been in effect cannot be determined.

The foregoing description of the MIP is qualified in its entirety by reference to the MIP, which is incorporated herein by reference and attached hereto as Exhibit 10.5.

Item 1.02	Termination of a Material Definitive Agreement

Pursuant to the Plan, on the Effective Date, the following material agreements were terminated: (i) Indenture dated as of December 24, 2003 between the Company and U.S. Bank National Association, as Trustee, (ii) Indenture dated as of December 24, 2003 between the Company and U.S. Bank National Association, as Trustee, (iii) Indenture dated February 1, 1986 between Cray Research, Inc. and Manufacturers Hanover Trust Company, as Trustee, (iv) First Supplemental Indenture dated June 30, 1996 between the Company, Cray Research, Inc., and Chemical Bank, (v) Security Agreement dated December 24, 2003 between the Company and U.S. Bank National Association, as Trustee, (vi) Intellectual Property Security Agreement dated December 24, 2003 between the Company and U.S. Bank National Association, as Trustee, (vii) First Supplemental Indenture, dated September 18, 2006, between SGI and U.S. Bank National Association, as Trustee, (viii) Second Supplemental Indenture, dated September 18, 2006, between SGI and U.S. Bank National Association, as Trustee, (ix) 1985 Stock Incentive

Program, as amended and restated, (x) Amended and Restated 1993 Long-Term Incentive Stock Plan, (xi) Amended and Restated 1996 Supplemental Non-Executive Equity Incentive Plan, and (xii) Amended and Restated 1998 Employee Stock Purchase Plan, (xiii) Employment Agreement between Silicon Graphics, Inc. and Dennis McKenna, as amended, and (xiv) Restricted Stock Agreement between Silicon Graphics, Inc. and Dennis McKenna, as amended.

In addition, on October 18, 2006, the Board of Directors of the Company terminated the Non Qualified Deferred Compensation Plan dated as of September 9, 1994.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See “Item 1.01 Entry Into a Material Definitive Agreement” above for information regarding the Credit Agreement, Security Agreement and Pledge Agreement, which is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

Pursuant to the Plan, as of the Effective Date, all of the shares of Company’s common stock which had been outstanding prior to the Effective Date (the “Old Common Stock”), were extinguished and deemed cancelled. In accordance with the Plan, the Company issued 11,125,000 shares of common stock, par value $0.01 per share (the “Common Stock”) on the Effective Date, which shares will be distributed in accordance with the Plan. All of the above shares of Common Stock were issued pursuant to the exemption from the registration requirements of the Securities Act afforded by (i) Section 1145 of the United States Bankruptcy Code or (ii) Section 4(2) of the Securities Act. Before the Effective Date, the Old Common Stock was registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). On the Effective Date, the Common Stock, as issued in accordance with the Plan, was deemed registered under Section 12(g) of the Exchange Act as a successor issue, and the Company as reorganized was deemed a successor issuer, in relation to the previously registered Old Common Stock in accordance with SEC Rule 12g-3(a).

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

As of the Effective Date, the following persons ceased being directors of the Company: Lewis S. Edelheit, Robert M. White, Anthony R. Muller and Robert R. Bishop.

As of the Effective Date, the following persons became members of the Board of Directors pursuant to and by operation of the Plan: Eugene I. Davis, Anthony Grillo, Kevin D. Katari, and Chun Won Yi . Dennis McKenna and James A. McDivitt remained as directors of the Company. On October 18, 2006, the Board of Directors elected Kevin D. Katari as Chairman of the Board.

Pursuant to the Company’s Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate”), the Company’s Board is staggered such that two directors are up for reelection each year. Class I Directors, whose initial term shall expire at the annual meeting of stockholders to be held in 2007, are James A. McDivitt and Dennis McKenna; Class II Directors, whose initial term shall expire at the annual meeting of stockholders to be held in 2008, are Anthony Grillo and Kevin D. Katari; and Class III Directors, whose initial term shall expire at the annual meeting of stockholders to be held in 2009, are Eugene I. Davis and Chun Won Yi. At each annual meeting of stockholders, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election.

The following is biographical information regarding the members of the Company’s Board of Directors as of the Effective Date:

Eugene I. Davis, 51, is Chairman and Chief Executive Officer of Pirinate Consulting Group, L.L.C., a privately-held consulting firm specializing in crisis and turn-around management, liquidation and sales management, merger and acquisition consulting, hostile and friendly takeovers, proxy contests, and strategic planning advisory services for public and private business entities. Mr. Davis is also a director of Knology, Inc., Haights Cross Communications, Inc., PRG-Schultz International, Inc., Atlas Air Worldwide and Medicor Ltd.

Anthony Grillo, 51, has been serving since 2005 as the Chief Executive Officer of American Securities Advisors, LLC and American Securities Distressed Partners, LLC, both of which he founded and which focus on providing advisory services to and making investments in companies in transition. From January 2005 through September 2005, Mr. Grillo served as Chief Executive Officer of CricketHill Associates, LLC, a boutique advisory firm providing financial advisory services to distressed companies. From March 2001 through December 2004, Mr. Grillo served as the Senior Managing Director of Evercore Partners, an investment banking boutique providing advisory services to multinational corporations on significant mergers, acquisitions, divestitures, restructurings and other strategic corporate transactions. From 1999 through March 2001, Mr. Grillo was a Senior Managing Director of JLL Partners, a private equity investment firm. Mr. Grillo is also a director of Littelfuse, Inc.

Kevin D. Katari, 37, is a Managing Member of Watershed Asset Management, L.L.C., a manager of discretionary capital for institutional investors (“Watershed”). He is also a Managing Member of its affiliate, WS Partners, L.L.C. Mr. Katari joined Watershed in April 2002 and has served as a Managing Member of Watershed and WS Partners, L.L.C. since March 2004. From 1999 to 2002, Mr. Katari was a co-founder, Vice President and member of the Board of Directors of Bluefire Systems, Inc., a startup retail consulting and software firm Mr. Katari is also a member of the Board of Directors of Carmike Cinemas, Inc. Affiliates of Watershed are Lenders under the Credit Agreement. As such, they received a pro rata portion of the facility fee paid to the Lenders at the closing of the term loan under the Credit Agreement. As part of the Reorganization, the Company entered into the Liquidating Trust Agreement, dated as of October 17, 2006 (the “Liquidating Trust Agreement”), with a trustee to establish a liquidating trust (the “Liquidating Trust”) with respect to certain assets, including litigation claims, transferred to the Liquidating Trust from the Debtors’ Chapter 11 estate. Affiliates of Watershed are beneficial holders of the Liquidating Trust and Mr. Katari is a member of the Trust Advisory Board. Prior to the Effective Date, affiliates of Watershed also received their pro rata portion of the backstop fees payable in connection with certain Backstop Commitment Agreements, dated July 31, 2006 (the “Backstop Commitment Agreements”). For more information regarding the Liquidating Trust Agreement and the Backstop Commitment Agreements, see the copy of the Plan attached as an exhibit to the Form 8-K filed by the Company with the Securities and Exchange Commission on September 19, 2006. Any description of the Credit Agreement, the Liquidating Trust Agreement or the Backstop Commitment Agreements is qualified in its entirety by the full terms and conditions thereof.

James A. McDivitt, 77, was Senior Vice President, Government Operations and International, of Rockwell International Corporation until his retirement in March 1995. Mr. McDivitt also serves as a director of Ionatron, Inc.

Dennis McKenna, 57, was appointed as the President and Chief Executive Officer of the Company in January 2006. On February 1, 2006, the Board of Directors appointed Mr. McKenna as a director and Chairman of the Board and Mr. McKenna served as Chairman until October 2006. Prior to joining the Company, Mr. McKenna served as the President and Chief Executive Officer of SCP Global Technologies, a private company that is a supplier of semiconductor capital equipment, from March to August 2005. From October 1997 to August 2004, Mr. McKenna served initially as President and Chief Executive Officer, and subsequently as President and Chief Executive Officer and Chairman, of ChipPAC, Inc., a public global semiconductor manufacturing and services company.

Chun Won Yi, 29, has been serving since May 2003 as an Associate and Research Analyst of Quadrangle Group LLC, a private investment firm (“Quadrangle”), focused on the firm’s distressed debt business. From June 2002 to May 2003, Mr. Yi was an Associate in the Diversified Industries Group at JPMorgan, and from June 1999 to June 2002 served as an Analyst for JPMorgan. Affiliates of Quadrangle are Lenders under the Credit Agreement. As such, they received a pro rata portion of the facility fee paid to the Lenders at the closing of the term loan under the Credit Agreement. Affiliates of Quadrangle are beneficial holders of the Liquidating Trust and Mr. Yi is a member of the Trust Advisory Board. Prior to the Effective Date, affiliates of Quadrangle also received their pro rata portion of the backstop fees payable in connection with the Backstop Commitment Agreements. For more information regarding the Liquidating Trust Agreement and the Backstop Commitment Agreements, see the copy of the Plan attached as an exhibit to the Form 8-K filed by the Company with the Securities and Exchange Commission on September 19, 2006. Any description of the Credit Agreement, the Liquidating Trust Agreement or the Backstop Commitment Agreements is qualified in its entirety by the full terms and conditions thereof.

The following directors will be members of the Audit Committee of the Board of Directors: Eugene I. Davis (Chairman), Anthony Grillo and James A. McDivitt. The following directors will be members of the Compensation and Human Resources Committee of the Board of Directors: Anthony Grillo (Chairman), Eugene I. Davis and James A. McDivitt . The following directors will be members of the Corporate Governance and Nominating Committee of the Board of Directors: Chun Won Yi (Chairman) and Kevin D. Katari .

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

By operation of the Plan, on the Effective Date, the Company adopted the Amended and Restated Certificate and the amended and restated Bylaws (the “Bylaws”). The Amended and Restated Certificate provides, among other things, that (i) the total authorized capital stock of the Company is 30,000,000 shares of capital stock consisting of (a) 25,000,000 shares of Common Stock and (b) 5,000,000 shares of undesignated preferred stock, $0.01 par value per share, (ii) pursuant to Section 1123(a) of the Bankruptcy Code, the issuance of non-voting equity securities is prohibited, and (iii) action may not be taken by stockholders by written consent and may be taken only at a duly called annual or special meeting of stockholders. The Bylaws provide, among other things, that (i) a special meeting of the stockholders may be called only by a majority of the board of directors of the Company and (ii) the Bylaws may be amended or repealed only by (a) the affirmative vote of a majority of the board of directors of the Company or (b) the affirmative vote of at least 75% of the outstanding shares entitled to vote on such amendment or repeal, voting together as a single class; provided, however, that if the board of directors of the Company recommends that stockholders approve such amendment or repeal at such meeting of stockholders, such amendment or repeal shall only require the affirmative vote of the majority of the outstanding shares.

The Amended and Restated Certificate and the Bylaws are attached hereto as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Certificate and the Bylaws.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of Silicon Graphics, Inc.

3.2	Amended and Restated Bylaws of Silicon Graphics, Inc.

10.1	Registration Rights Agreement, dated October 17, 2006, by and among Silicon Graphics, Inc. and certain stockholders of Silicon Graphics, Inc., including Watershed Capital Partners, L.P., Watershed Capital Institutional Partners, L.P., Watershed Capital Partners (Offshore), Ltd., QDRF Master Ltd., Quadrangle Debt Recovery Income Fund Master Ltd., Quadrangle Debt Opportunities Fund Master Ltd., and Encore Fund, L.P.

10.2	Senior Secured Credit Facility, dated October 17, 2006, by and among Silicon Graphics, Inc., certain of its subsidiaries Inc., Morgan Stanley Senior Funding, Inc., General Electric Capital Corporation and the lenders party thereto.

10.3	Security Agreement, dated October 17, 2006, by and among Silicon Graphics, Inc., certain of its subsidiaries and General Electric Capital Corporation, in its capacity as the Collateral Agent under the Credit Agreement.

10.4	Pledge Agreement, dated October 17, 2006, by and among Silicon Graphics, Inc., certain of its subsidiaries and General Electric Capital Corporation, in its capacity as the Collateral Agent under the Credit Agreement.

10.5	Silicon Graphics, Inc. Management Incentive Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Silicon Graphics, Inc.

Dated: October 20, 2006	By:	/s/ Barry Weinert
Barry Weinert
Vice President and General Counsel

Exhibit Index

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of Silicon Graphics, Inc.

3.2	Amended and Restated Bylaws of Silicon Graphics, Inc.

10.1	Registration Rights Agreement, dated October 17, 2006, by and among Silicon Graphics, Inc. and certain stockholders of Silicon Graphics, Inc. , including Watershed Capital Partners, L.P., Watershed Capital Institutional Partners, L.P., Watershed Capital Partners (Offshore), Ltd., QDRF Master Ltd., Quadrangle Debt Recovery Income Fund Master Ltd., Quadrangle Debt Opportunities Fund Master Ltd., and Encore Fund, L.P.

10.2	Senior Secured Credit Facility, dated October 17, 2006, by and among Silicon Graphics, Inc., certain of its subsidiaries, Morgan Stanley Senior Funding, Inc., General Electric Capital Corporation and the lenders party thereto.

10.3	Security Agreement, dated October 17, 2006, by and among Silicon Graphics, Inc., certain of its subsidiaries and General Electric Capital Corporation, in its capacity as the Collateral Agent under the Credit Agreement.

10.4	Pledge Agreement, dated October 17, 2006, by and among Silicon Graphics, Inc., certain of its subsidiaries and General Electric Capital Corporation, in its capacity as the Collateral Agent under the Credit Agreement.

10.5	Silicon Graphics, Inc. Management Incentive Plan.